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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Wind River Systems, Inc. of our report dated
February 24, 1999 relating to the consolidated financial statements and financial statement schedule appearing in the issuer's Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          /S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 21, 1999